As filed with the Securities and Exchange Commission on April 27, 2021
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pinterest, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	26-3607129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Pinterest, Inc.
505 Brannan Street
San Francisco, California 94107
Telephone Number (415) 762-7100
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
_______________
Christine Flores
General Counsel
Pinterest, Inc.
505 Brannan Street
San Francisco, California 94107
Telephone Number (415) 762-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________
Copy to:

Ronald O. Mueller, Esq.
Stewart L. McDowell, Esq.
Andrew Fabens, Esq.
Gibson, Dunn & Crutcher, LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.
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If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.
See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Class A Common Stock
Preferred Stock
Warrants
(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may, from time to time, be offered and sold at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Pinterest, Inc.

DEBT SECURITIES
CLASS A COMMON STOCK
PREFERRED STOCK
WARRANTS

___________________

We or selling securityholders may, from time to time, offer to sell debt securities, Class A common stock, preferred stock or warrants. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus, the applicable prospectus supplement and the documents we incorporate by reference carefully before you invest in our securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “PINS.”

Investing in our securities involves a high degree of risk. See “Risk Factors” section of our filings with the SEC incorporated by reference herein, in any applicable prospectus supplement or in any free writing prospectus.
___________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________

This prospectus is dated April 27, 2021

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information.
___________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We or selling securityholders may sell any combination of the securities described in this prospectus, from time to time. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part.

The types of securities that we or a selling securityholder may offer and sell, from time to time, pursuant to this prospectus are:
•debt securities;
•Class A common stock;
•preferred stock; and
•warrants.

Each time we or a selling securityholder sells securities pursuant to this prospectus, we will describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risk and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “targets”, “forecasts” or “anticipates,” or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, statements about:
•uncertainty regarding the duration and scope of the coronavirus referred to as the COVID-19 pandemic;
•actions governments and businesses take in response to the COVID-19 pandemic, including actions that could affect levels of user engagement or advertising activity;
•the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity;
•the pace of recovery when the COVID-19 pandemic subsides;
•general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;
•the scope and impact of the COVID-19 pandemic on our planned investments, operations, expenses, revenue, cash flow, liquidity and users;
•the effect of general economic and political conditions;
•our financial performance, including revenue, cost of revenue and operating expenses and cash flows;
•our ability to attract and retain Pinners and their level of engagement;
•our ability to provide content that is useful and relevant to Pinners’ personal taste and interests;
•our ability to develop successful new products or improve existing ones;
•our ability to maintain and enhance our brand and reputation;
•potential harm caused by compromises in security, including our cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches;
•potential harm caused by changes in online application stores or internet search engines’ methodologies, particularly search engine optimization methodologies and policies;
•discontinuation, disruptions or outages in third-party single sign-on access;
•our ability to compete effectively in our industry;
•our ability to scale our business, including our monetization efforts;
•our ability to attract and retain advertisers and scale our revenue model;
•our ability to develop effective products and tools for advertisers, including measurement tools;
•our ability to expand and monetize our platform internationally;
•our ability to effectively manage the growth of our business;
•our lack of operating history and ability to attain and sustain profitability;

•decisions that reduce short-term revenue or profitability or do not produce the long-term benefits we expect;
•fluctuations in our operating results;
•our ability to raise additional capital;
•the scope and impact of the COVID-19 pandemic on our planned investments, operations, expenses, revenue, cash flow, liquidity and users;
•our ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments;
•our ability to protect our intellectual property;
•our ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content;
•current or potential litigation and regulatory actions involving us;
•our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations;
•real or perceived inaccuracies in metrics related to our business;
•disruption of, degradation in or interference with our use of Amazon Web Services and our infrastructure; and
•our ability to attract and retain personnel.

These statements are based on our historical performance and on our current plans, estimates and projections in light of information currently available to us, and therefore you should not place undue reliance on them. Our past financial or business performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results of trends for future periods. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Forward-looking statements made in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference speak only as of the date on which such statements are made, and we undertake no obligation to update them in light of new information or future events, except as required by law.

You should carefully consider the above factors, as well as the factors discussed elsewhere in our filings with the SEC, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, including under the headings “Risk Factors” in such filings or in any prospectus supplement or free writing prospectus. The factors identified above should not be construed as an exhaustive list of factors that could affect our future results and should be read in conjunction with the other cautionary statements that are included in this prospectus, any prospectus supplement or any document incorporated by reference. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. If any of these trends, risks or uncertainties actually occurs or continues, our business, revenue and financial results could be harmed, the trading price of our Class A common stock or other securities could decline and you could lose all or part of your investment.

THE COMPANY
Our mission is to bring everyone the inspiration to create a life they love.

Pinterest is where 478 million people around the world go to get inspiration for their lives. They come to discover ideas for just about anything you can imagine: daily activities like cooking dinner or deciding what to wear, major commitments like remodeling a house or training for a marathon, ongoing passions like fly fishing or fashion and milestone events like planning a wedding or a dream vacation.

We call these people Pinners. We show them visual recommendations, which we call Pins, based on their personal taste and interests. They then save and organize these recommendations into collections, called boards. Browsing and saving visual ideas on our service helps Pinners imagine what their future could look like, which helps them go from inspiration to action.

Pinterest is the productivity tool for planning your dreams. Dreaming and productivity may seem like polar opposites, but on Pinterest, inspiration enables action and dreams become reality. Visualizing the future helps bring it to life. In this way, Pinterest is unique. Most consumer internet companies are either tools (search, ecommerce) or media (newsfeeds, video, social networks). Pinterest is not a pure media channel; it is a media-rich utility.

We were incorporated in Delaware in October 2008 as Cold Brew Labs Inc. In April 2012, we changed our name to Pinterest, Inc. Our principal executive offices are located at 505 Brannan Street, San Francisco, California 94107, and our telephone number is (415) 762-7100. We completed our initial public offering in April 2019 and our Class A common stock is listed on the New York Stock Exchange under the symbol “PINS.”

Unless the context requires otherwise, the words “Pinterest,” “we,” “Company,” “us” and “our” refer to Pinterest, Inc. and our wholly owned subsidiaries.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus, together with other information in this prospectus, any the documents incorporated by reference and any prospectus supplement or free writing prospectus that we may authorize for use in connection with a specific offering. Please also carefully read the section entitled “Note About Forward-Looking Statements.”
USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholder

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under the indenture. The indenture will be governed by the Trust Indenture Act. We will set forth the terms of any such debt securities in the applicable prospectus supplement.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of Pinterest, Inc. We may issue them in one or more series. Supplemental indentures or authorizing resolutions will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:
•the title of the series;
•the aggregate principal amount (or any limit on the aggregate principal amount) of the series and, if any securities of a series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium;
•the interest rate or method of calculation of the interest rate;
•the date from which interest will accrue;
•the record dates for interest payable on securities of the series;
•the dates when, places where and manner in which principal and interest are payable;
•if there is more than one trustee or a trustee other than the trustee under the base indenture, the identity of the trustee and, if not the trustee, the identity of each registrar, paying agent or authenticating agent with respect to such securities;
•the terms of any mandatory (including any sinking fund requirements) or optional redemption by the company;
•the terms of any redemption at the option of holders;
•the permissible denominations in which securities of such series are issuable, if different from minimum denominations of $2,000 and multiples of $1,000 in excess thereof;
•whether securities of such series will be issued in registered or bearer form and the terms of any such forms of securities;
•whether the securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if different from those contained in the base indenture, upon which such global security or securities may be exchanged in whole or in part for definitive securities;
•the depositary for such global security or securities;
•the form of any legend or legends, if any, to be borne by any such global security or securities in addition to or in lieu of the legends referred to the base indenture;

•the currency or currencies (including any composite currency) in which principal or interest or both may be paid;
•if payments of principal or interest may be made in a currency other than that in which securities of such series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of securities denominated or payable, at the election of the company or a holder thereof or otherwise, in a foreign currency;
•whether the amount of payments of principal of or any interest on, such securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;
•provisions for electronic issuance of securities or issuance of securities of such series in uncertificated form;
•any events of default, covenants, defined terms and/or other terms in addition to or in lieu of those set forth in the base indenture;
•whether and upon what terms securities of such series may be defeased or discharged if different from the provisions set forth in the base indenture;
•the form of the securities of such series;
•any terms that may be required by or advisable under applicable law;
•the percentage of the principal amount of the securities of such series which is payable if the maturity of the securities of such series is accelerated in the case of securities issued at a discount from their face amount;
•whether securities of such series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;
•whether the securities of such series are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;
•whether the securities of the series will be convertible into or exchangeable for other securities, common stock, other securities, cash or property of any kind of the company or another person or persons, and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the company’s option, the conversion or exchange period, and any other provision in relation thereto (including, without limitation, whether and which terms of the Trust Indenture Act shall be applicable to such series); and
•any other terms in addition to or different from those contained in the base indenture applicable to such series.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:
•our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;
•our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
•our failure to comply with any of our agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 90 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series; and
•certain events of bankruptcy, insolvency or reorganization occur with respect to us.

The indenture will provide that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee determines that it is in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding (with a copy to the trustee if given by the holders) may declare all the debt securities of such series to be due and payable immediately. If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occur, all amounts due and payable on the debt securities of such series will become and be immediately due and payable without any declaration, notice or other act on the part of the trustee, us or any holder.

The holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than a default in respect of a covenant or a provision of the indenture that cannot be modified or amended without the consent of all holders of the applicable series of debt securities.

At any time after such a declaration of acceleration with respect to any series of debt securities has been made, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences, if the rescission would not conflict with any judgment or decree and if:
•we have paid or deposited with the trustee a sum sufficient to pay all overdue interest on all debt securities of that series, the principal of (and premium, if any, on) any debt securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such debt securities, to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and
•all events of default with respect to the debt securities of that series, other than the non-payment of the principal and interest, if any, of the debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance, Satisfaction and Discharge

Unless otherwise described in the applicable prospectus supplement, the indenture will permit us to terminate all our obligations under the indenture as they relate to any particular series of debt securities (“legal defeasance”), other than the right of the holders of the debt securities of such series to receive payments solely from the trust fund described below in respect of the principal and interest on such debt securities and certain other obligations, at any time by:
•depositing in trust with the trustee, under an irrevocable trust agreement, money, government obligations or a combination thereof in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and
•complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Unless otherwise described in the applicable prospectus supplement, the indenture will also permit us to terminate all of our obligations under covenants in the indenture as they relate to any particular series of debt securities, and the debt securities of such series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of holders of such series in connection with such covenants (“covenant defeasance”), at any time by:
•depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and
•complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will be discharged and will cease to be of further effect with respect to a series of debt securities when either:
•all outstanding debt securities of such series, other than any securities that have been destroyed, lost, or stolen and that have been replaced or paid as provided in the indenture, have been delivered to the trustee for cancellation; or
•all outstanding debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in money or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be.

In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series, deliver irrevocable instructions to the trustee to apply the deposited money toward the payment of the debt securities of such series at maturity or redemption, as the case may be, and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the securities of such series have been complied with.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•cure any ambiguity or to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision in the indenture;
•comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;
•create a series and establish its terms;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the indenture;
•add any additional events of default for the benefit of holders of all or any series of debt securities;
•add a guarantor in respect of any series of debt securities;
•secure any series of debt securities;
•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•evidence and provide for the acceptance of appointment of a successor trustee and to add to or change any of the provisions of the indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the indenture;
•make any change that does not adversely affect the rights of any holder in any material respect; or
•conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a series with the written consent of the holders of at least a majority in principal amount of the debt securities of each series then outstanding affected by the amendment or supplement (voting as one class). In addition, the holders of a majority in principal amount of the debt securities of each series then outstanding affected by the waiver (voting as one class) may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than a default in respect of a covenant or a provision of the indenture that cannot be modified or amended without the consent of all holders of the applicable series of debt securities. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, such debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);
•make any change to the provision of the indenture relating to the waiver of past defaults, except to increase the percentage in principal amount of debt securities of any series the consent of whose holders is required for any waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby;
•waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or
•reduce the percentage in principal amount of debt securities of any series the consent of whose holders is required for any amendment, supplement or waiver.

Any supplemental indenture which changes or eliminates any covenant or other provision of the indenture which shall have been included expressly and solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights of the holders of debt securities of any other series.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person's own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Repurchases in the Open Market

We or any of our affiliates may at any time or from time to time repurchase any of the debt securities in the open market or otherwise, whether from one noteholder or several noteholders, or whether in one repurchase or a series of repurchases. Such debt securities may, at our or the applicable affiliate’s option, be held, resold or surrendered to the trustee for cancellation.

No Recourse against Others

The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK
The following description of Pinterest capital stock summarizes the material terms and provisions, but is not complete. For the complete terms of our capital stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, as each may be amended from time to time and filed as exhibits to our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Our certificate of incorporation authorizes Pinterest to issue up to 8,666,666,667 shares of capital stock, including 6,666,666,667 shares of Class A common stock, 1,333,333,333 shares of Class B common stock and 666,666,667 shares of preferred stock. Our board of directors has the authority, without stockholder approval except as required by the listing standards of the NYSE, to issue additional shares of our Class A common stock.

Our Class A common stock, par value $0.00001 per share, is listed on the New York Stock Exchange, under the symbol “PINS” and began trading on April 18, 2019. Prior to that date, there was no public trading market for our Class A common stock. There is no public trading market for our Class B common stock, par value $0.00001 per share.

Subject to limitations prescribed by Delaware law, our board of directors may also issue preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors, without stockholder approval. As of the date of this prospectus, there is no preferred stock outstanding.

Common Stock Rights

The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights.

Voting Rights: The holders of the Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Class B common stock are entitled to 20 votes for each share held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Delaware law, our amended and restated certificate of incorporation or our amended and restated bylaws. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividend Rights: We have never declared or paid any dividends on our capital stock. Dividends will be payable only as and when declared from time to time by our board of directors out of assets legally available at the time. If we do declare dividends, both Class A and Class B shareholders will receive equal dividend amounts per share unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of majority of the outstanding shares of Class A and Class B common stock entitled to vote thereon, each voting separately as a class.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.

Liquidation Rights: Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally and ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

No Preemptive or Similar Rights: Except for the conversion provisions with respect to our Class B common stock described below, holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Conversion Rights: Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any transfer, whether or not for value, except certain transfers to entities, including certain charities and foundations, to the extent the transferor retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock, and certain other transfers described in our amended and restated certificate of incorporation. Upon the death or permanent incapacity of each holder of Class B common stock who is a natural person, the Class B common stock held by that person or his or her permitted estate planning entities will convert automatically into Class A common stock. However, shares of Class B common stock held by Benjamin Silbermann or his permitted estate planning entities or other permitted transferees will not convert automatically into Class A common stock until a time that is between 90 and 540 days after his death or permanent incapacity, as determined by the board of directors. In addition, all shares of Class B common stock will automatically convert into shares of Class A common stock on (i) the seven-year anniversary of the closing date of our initial public offering, except with respect to shares of Class B common stock held by any holder that continues to beneficially own at least 50% of the number of shares of Class B common stock that such holder beneficially owned immediately prior to completion of our initial public offering, and (ii) a date that is between 90 and 540 days, as determined by the board of directors, after the death or permanent incapacity of Mr. Silbermann. Once transferred and converted into Class A common stock, the Class B common stock will not be reissued.

Anti-takeover Provisions

Certain provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, and Delaware law, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions: Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

•Dual class stock. We have a dual class common stock structure, which provides our stockholders prior to our IPO, co-founders, executives, employees, directors and their affiliates with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets.

•Board of directors vacancies. Only our board of directors is authorized to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors.

•Classified board of directors. Our board of directors is classified into three classes of directors with staggered three-year terms.

•Stockholder action; special meeting of stockholders. Our stockholders are not able to take action by written consent for any matter and may only take action at annual or special meetings. In addition, special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer, our president or another officer selected by a majority of our board of directors, thus limiting the ability of a stockholder to call a special meeting.

•Advance notice requirements for stockholder proposals and director nominations. We have advance notice procedures and content requirements for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders.

•No cumulative voting. We do not permit stockholders to cumulate votes in the election of directors.

•Directors removed only for cause. Our stockholders may remove directors only for cause.

•Amendment of charter and bylaws provisions. Certain amendments to our amended and restated certificate of incorporation require the approval of 66 2⁄3% of the then-outstanding voting power of our capital stock. In addition, approval of stockholders holding 66 2⁄3% of the then-outstanding voting power of our capital stock is required for stockholders to amend or adopt any provision of our bylaws.

•Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by our stockholders, to issue up to 666,666,667 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors.

•Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. In general, this law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years after the person became an interested stockholder unless, subject to specified exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset sale, stock sale or other transaction that results in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of Pinterest without further action by the stockholders.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, any state or federal district court in the State of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock or warrants that may be offered pursuant to this prospectus.
PLAN OF DISTRIBUTION

We or selling securityholders may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.

The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.

We or selling securityholders may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2019 and 2020, and for each of the three years in the period ended December 31, 2020, as set forth in their report, included in our Annual Report on Form 10-K for the year ended December 31, 2020. Ernst & Young LLP has also audited the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports. We have included or incorporated by reference our financial statements in this prospectus and elsewhere in this registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.
The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement until the end of any offerings under this prospectus:

1.Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
2.Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021; and
3.Our Current Report on Form 8-K, filed with the SEC on April 9, 2021.

We will only incorporate certain portions of our annual proxy statement as specified in our most recent Annual Report on Form 10-K and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Pinterest and our Class A common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:
Pinterest, Inc.
555 Brannan Street
San Francisco, California 94107
(415) 762-7100
Attn: Corporate Secretary

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC Registration fee	*
FINRA Fees	(1)
Legal fees and expenses	(1)
Fees and expenses of qualification under state securities laws (including legal fees)	(1)
Accounting fees and expenses	(1)
Printing fees	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)
Total	(1)
*In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our amended and restated certificate of incorporation eliminates the potential personal monetary liability of our directors to us or our stockholders for breaches of their duties as directors except as otherwise required under the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We have entered into or will enter into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements that we have entered into with our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We maintain standard policies of insurance under which, subject to the limitations of the policies, coverage is provided (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and (ii) to us with respect to payments which we may make to such officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Item 16. Exhibits.
See Exhibit Index attached hereto and incorporated by reference.
Item 17. Undertakings.
(a)     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective             amendment to this registration statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filed Herewith	To be Filed by Amendment or by a Current Report on Form 8-K
3.1	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-38872	3.2
3.2	Amended and Restated Bylaws of the Company.	8-K	001-38872	3.3
4.1	Form of Certificate of Designation of Preferred Stock					x
4.2	Form of Indenture				x
4.3	Form of Debt Security					x
4.5	Form of Warrant Agreement					x
5.1	Opinion of Gibson, Dunn & Crutcher LLP				x
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm				x
23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)				x	x
24.1	Power of Attorney (contained on signature page hereto)				x
25.1	Statement of Eligibility of trustee under the form of Indenture.					x

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 27th day of April, 2021.
Pinterest, Inc.
By:     /s/ Todd Morgenfeld
Name: Todd Morgenfeld
Title: Chief Financial Officer and Head of Business Operations

POWERS OF ATTORNEY
The undersigned directors and officers of Pinterest, Inc. hereby constitute and appoint Benjamin Silbermann, Todd Morgenfeld and Christine Flores, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Benjamin Silbermann	Chairman, Co-Founder, President and Chief Executive Officer (Principal Executive Officer)	April 27, 2021
Benjamin Silbermann
/s/ Jeffrey Jordan	Director	April 27, 2021
Jeffrey Jordan
/s/ Leslie J. Kilgore	Director	April 27, 2021
Leslie J. Kilgore
/s/ Jeremy S. Levine	Director	April 27, 2021
Jeremy S. Levine
/s/ Gokul Rajaram	Director	April 27, 2021
Gokul Rajaram
/s/ Fredric G. Reynolds	Director	April 27, 2021
Fredric G. Reynolds
/s/ Evan Sharp	Director	April 27, 2021
Evan Sharp
/s/ Salaam Coleman Smith	Director	April 27, 2021
Salaam Coleman Smith
/s/ Michelle Wilson	Director	April 27, 2021
Michelle Wilson
/s/ Andrea Wishom	Director	April 27, 2021
Andrea Wishom
/s/ Todd Morgenfeld	Chief Financial Officer (Principal Financial Officer)and Head of Business Operations	April 27, 2021
Todd Morgenfeld
/s/ Tse Li (Lily) Yang	Chief Accounting Officer (Principal Accounting Officer)	April 27, 2021
Tse Li (Lily) Yang